Cassel Salpeter & Co.
INVESTMENT BANKING

Project Optical

Discussion Materials for the Board of Directors Onstream Media Corp.

December 7, 2016

Onstream MEDIA

DISCLAIMER

This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the "Materials"), are provided solely for the information of the Board of Directors (the "Board") of Onstream Media Corp. ("Optical" or the "Company") by Cassel Salpeter & Co., LLC ("CS") in connection with the Board's consideration of a potential reverse stock split of the Company's common stock (the "Transaction"). This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with CS in connection therewith.

The Materials are for discussion purposes only and may not be relied upon by any person or entity for any purpose without CS's express prior written consent. The Materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and none of the Board, the Company, or CS takes any responsibility for the use of the Materials by persons other than the Board. The Materials are provided on a confidential basis solely for the information of the Board and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without CS's express prior written consent.

The Materials necessarily are based on financial, economic, market, tax and other conditions as in effect on, and the information available to CS as of, the date of the Materials. Although subsequent developments may affect the contents of the Materials, CS has not undertaken, and is under no obligation, to update, revise or reaffirm the Materials. The Materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The Materials do not address the underlying business decision of the Board, the Company, or any other party to proceed with or effect the Transaction. The Materials do not constitute any opinion, nor do the Materials constitute a recommendation to the Board, the Company, any security holder of the Company, or any other person as to how to vote or act with respect to any matter relating to the Transaction or whether to buy or sell any assets or securities of any company. CS's only opinion will be the opinion, if any, that is actually delivered to the Board in connection with the Transaction.

The preparation of the Materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Furthermore, CS did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, the analyses contained in the Materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view.

DISCLAIMER (continued)

The Materials reflect judgments and assumptions with regard to general business, economic, regulatory, market, tax and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the Materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold.

All budgets, projections, estimates, financial analyses, reports, and other information with respect to the Company, its assets and liabilities (contingent or not) as reflected in the Materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports, and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections, and estimates contained in the Materials may or may not be achieved and differences between projected results and those actually achieved may be material. CS has relied upon representations made by management of the Company that such budgets, projections, and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and CS expresses no opinion with respect to such budgets, projections, or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Board (including, without limitation, regarding the methodologies to be utilized), and CS does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose. CS's role in reviewing any information is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Board, the Company, or any other party.

CS has assumed and relied upon the accuracy and completeness of the financial, and other information provided to or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, CS has relied upon representations made by management of the Company, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows, or prospects of the Company or any other participant in the Transaction since the date of the most recent financial statements provided to CS that would be material to our analyses, and that the final forms of any draft documents reviewed by CS will not differ in any material respect from such draft documents.

GLOSSARY OF TERMS

CAGR	Compound average growth rate
CSE	Common stock equivalent
CY	Calendar year
EBIT	Earnings before interest and taxes
EBITDA	Earnings before interest, taxes, depreciation and amortization
EPS	Earnings per share
EV	Enterprise value
FY	Fiscal year
ITM	In the money
LFY	Latest fiscal year
LTM	Latest twelve months
MV	Market value
MRQ	Most recent quarter
NCI	Non controlling interests
OTM	Out of the money
PF	Pro-forma
SEC	Securities and Exchange Commission
TIC	Total invested capital
TTM	Trailing twelve months
VWAP	Volume weighted average price
WACC	Weighted average cost of capital

I EXECUTIVE SUMMARY

II ANALYSIS

III APPENDIX

OVERVIEW

TRANSACTION

- We understand that Onstream Media Corp. ("Optical" or the "Company") intends to effect a 10,000-for-one reverse stock split (the "Transaction") of its common stock, par value $0.0001 per share ("Common Stock"), pursuant to which each holder thereof will receive:
  - for every 10,000 shares of Common Stock held, one share of Common Stock; and
  - in lieu of the fractional shares that such holder would otherwise have received in the Transaction for each remaining share of Common Stock, an amount in cash equal to $0.20 per share (the "Cash Consideration") and a contingent right (each, a "Contingent Right" and, together with the Cash Consideration, the "Consideration") entitling the holder thereof to participate in the value, if any, realized from certain intellectual property originally acquired by the Company from Auction Video and Auction Video Japan, Inc. in 2007 (the "Auction Video IP").

BASIS OF FINANCIAL INFORMATION AND ANALYSIS APPROACH

- We further understand that the Company has prepared the financial projections provided to us excluding the impact of, or cashflows from, any potential sale, utilization, or monetization of the Auction Video IP.
- The financial information and analyses contained in this presentation do not reflect the impact or value of the Auction Video IP.

Sources of information: Company management.

OVERVIEW (continued)

SELECTED CHANGES FROM OUR NOVEMBER 29, 2016 PRESENTATION TO THE BOARD

- Trading history updated:
  - observed trading histories and presented indices through December 6, 2016.
- Discounted cash flow analyses updated:
  - observed market data utilized in calculating cost of capital, such as but not limited to interest rates, equity risk premiums, and beta.
- Selected company analyses updated:
  - observed and reported financial data through December 6, 2016.
- Selected transaction analyses updated:
  - searched for additional or amended selected transaction data through December 6, 2016.

CS ASSIGNMENT

- The Company has retained Cassel Salpeter & Co., LLC to render an opinion to the Board of Directors of the Company as to whether, on the date of such opinion, the Consideration to be received by Unaffiliated Shareholders in lieu of the fractional shares that such holders would otherwise have received in the Transaction is fair, from a financial point of view, to such holders.
- For purposes of such opinion, the term "Unaffiliated Shareholders" refers to those holders of Common Stock other than such holders that will continue to hold, or the affiliates of which will continue to hold, Common Stock immediately following the Transaction.

Sources of information: Company management.

FINANCIAL OVERVIEW

Summary Financial Data

($ in thousands)

FY Sep 30,	2012	2013	2014	2015	LTM Jun 30, 2016	2016 P	2017 P	2018 P	2019 P	2020 P	*CAGR* '12-'15	*CAGR* '16 P-'20 P
Audio & Web Conferencing	$ 8,363	$ 9,121	$ 9,488	$ 9,117	$ 8,307	$ 8,485	$ 8,193	$ 8,088	$ 8,048	$ 8,033	*2.9%*	*-1.8%*
Webcasting	$ 5,938	$ 4,953	$ 4,498	$ 4,554	$ 4,616	$ 4,717	$ 4,717	$ 4,717	$ 4,717	$ 4,717	*-8.5%*	*0.0%*
DMSP & Hosting	$ 1,697	$ 960	$ 925	$ 773	$ 656	$ 671	$ 638	$ 606	$ 576	$ 547	*-23.1%*	*-6.6%*
Network Usage	$ 1,964	$ 1,950	$ 1,858	$ 1,649	$ 1,665	$ 1,641	$ 1,617	$ 1,594	$ 1,571	$ 1,548	*-5.7%*	*-1.9%*
Other	$ 197	$ 233	$ 164	$ 50	$ 23	$ (174)	$ -	$ -	$ -	$ -	*-36.7%*	*na*
Total Revenue	$ 18,159	$ 17,218	$ 16,933	$ 16,143	$ 15,268	$ 15,341	$ 15,165	$ 15,005	$ 14,911	$ 14,844	*-3.8%*	*-1.1%*
Gross Profit	$ 12,056	$ 12,189	$ 12,211	$ 11,688	$ 10,980	$ 10,713	$ 10,736	$ 10,615	$ 10,545	$ 10,495	*-1.0%*	*-0.7%*
Normalized EBITDA	$ (66)	$ (1,144)	$ 776	$ 472	$ 217	$ 352	$ 954	$ 833	$ 763	$ 713	*-292.8%*	*26.5%*
Depreciation & Amortization	$ 1,401	$ 1,274	$ 956	$ 686	$ 386	$ 327	$ 495	$ 370	$ 245	$ 120		
Capital Expenditures, net	$ 948	$ 822	$ 556	$ 320	$ 97	$ 100	$ 100	$ 100	$ 100	$ 100		
NWC (Non-Cash)	$ (374)	$ (1,149)	$ (944)	$ (1,521)	$ (1,577)	$ (2,044)	$ (2,367)	$ (2,058)	$ (1,821)	$ (1,635)	*59.6%*	*-7.2%*
Debt	$ 3,720	$ 4,504	$ 5,983	$ 5,969	$ 4,645						*17.1%*	
Total Debt (Debt & NCI)	$ 3,720	$ 4,504	$ 5,983	$ 6,969	$ 8,545						*23.3%*	
Net Debt	$ 3,360	$ 4,247	$ 5,594	$ 6,652	$ 8,068						*25.6%*	
Margin Review												
Gross Profit	*66.4%*	*70.8%*	*72.1%*	*72.4%*	*71.9%*	*69.8%*	*70.8%*	*70.7%*	*70.7%*	*70.7%*		
Normalized EBITDA	*-0.4%*	*-6.6%*	*4.6%*	*2.9%*	*1.4%*	*2.3%*	*6.3%*	*5.6%*	*5.1%*	*4.8%*		
Growth Review												
Total Revenue	*na*	*-5.2%*	*-1.7%*	*-4.7%*	*-5.4%*	*-5.0%*	*-1.1%*	*-1.1%*	*-0.6%*	*-0.4%*		
Gross Profit	*na*	*1.1%*	*0.2%*	*-4.3%*	*-6.1%*	*-8.3%*	*0.2%*	*-1.1%*	*-0.7%*	*-0.5%*		
Normalized EBITDA	*na*	*na*	*na*	*-39.2%*	*-53.9%*	*-25.4%*	*171.1%*	*-12.6%*	*-8.4%*	*-6.6%*		
Financial Leverage Review												
Debt to Normalized EBITDA	*na*	*na*	*7.7x*	*12.7x*	*21.4x*							
Total Debt (Debt & NCI) to Normalize	*na*	*na*	*7.7x*	*14.8x*	*39.3x*							
Normalized EBITDA to Net Int Exp	*na*	*na*	*0.4x*	*0.3x*	*0.2x*							

(1) Partial period calculated by subtracting the interim results from the 2016 P full year projections.

Contains normalizing adjustments, please see full review for details. Excludes impact of, or cashflows from, any potential sale, utilization, or monetization of Auction Video IP.

Sources of information: Optical financial statements, Optical management projections, and discussions with Optical management for adjustments.

Selected Normalized Financial Graphs

($ in thousands)


Total Revenue
$20,000
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
2012
2013
2014
2015
LTM 2016
2016 P
2017 P
2018 P
2019 P
2020 P


Gross Profit Margin
73.0%
72.0%
71.0%
70.0%
69.0%
68.0%
67.0%
66.0%
65.0%
64.0%
63.0%
2012
2013
2014
2015
LTM 2016
2016 P
2017 P
2018 P
2019 P
2020 P


Normalized EBITDA
$1,500
$1,000
$500
$-
$(500)
$(1,000)
$(1,500)
2012
2013
2014
2015
LTM 2016
2016 P
2017 P
2018 P
2019 P
2020 P


Total Revenue Growth
0.0%
-1.0%
-2.0%
-3.0%
-4.0%
-5.0%
-6.0%
2012
2013
2014
2015
LTM 2016
2016 P
2017 P
2018 P
2019 P
2020 P


Normalized EBITDA Margin
8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
-6.0%
-8.0%
2012
2013
2014
2015
LTM 2016
2016 P
2017 P
2018 P
2019 P
2020 P


Normalized EBITDA Growth
200.0%
150.0%
100.0%
50.0%
0.0%
-50.0%
-100.0%
2012
2013
2014
2015
LTM 2016
2016 P
2017 P
2018 P
2019 P
2020 P

Contains normalizing adjustments, please see full review for details.

Excludes impact of, or cashflows from, any potential sale, utilization, or monetization of Auction Video IP.

Sources of information: Optical financial statements, Optical management projections, and discussions with Optical management for adjustments.

TRADING HISTORY

Trading History (Dec 7, 2015 to Dec 6, 2016)

Closing Price & Trading Volume


Volume
Closing Price
$0.30
$0.25
$0.20
$0.15
$0.10
$0.05
$-
250,000
200,000
150,000
100,000
50,000
-
Dec-15
Feb-16
Apr-16
Jun-16
Aug-16
Oct-16

Relative Trading Performance


180
160
140
120
100
80
60
40
20
0
Optical -3.7%
Selected Companies 21.4%
Russell 3000 Index 7.5%
S&P 500 6.5%
Dec-15
Feb-16
Apr-16
Jun-16
Aug-16
Oct-16

Trading Price and Volume Statistics

	1 Week		1 Month		3 Months		1 Year	
Start Date	*30-Nov-16*		*7-Nov-16*		*6-Sep-16*		*7-Dec-15*	
# Trading Days	*5*		*21*		*65*		*253*	
High	*$*	*0.19*	*$*	*0.19*	*$*	*0.19*	***$***	***0.25***
Mean	*$*	*0.19*	*$*	*0.18*	*$*	*0.18*	***$***	***0.16***
Median	*$*	*0.19*	*$*	*0.17*	*$*	*0.18*	***$***	***0.16***
Low	*$*	*0.19*	*$*	*0.17*	*$*	*0.16*	***$***	***0.10***
Start	*$*	*0.19*	*$*	*0.19*	*$*	*0.18*	***$***	***0.20***
End							***$***	***0.19***
Volume Weighted Mean	*$*	*0.19*	*$*	*0.18*	*$*	*0.18*	***$***	***0.15***
Volume Mean		*16,966*		*5,606*		*10,682*		***9,470***
Volume Median		*60*		*-*		*60*		***1,000***

Selected Companies equals market capitalization weighted index of BCOV, LLNW, TSX:NLN, QUMU, SOFO, GLOW, and BVWN.

Sources of information: S&P Capital IQ.

TRADING HISTORY

Volume and Trading Size (Dec 7, 2015 to Dec 6, 2016)

Closing Price as % of Price Range


25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
13.0%
20.9%
12.6%
2.0%
2.4%
9.9%
18.2%
11.9%
9.1%
< $0.12
$0.13 - $0.13
$0.14 - $0.14
$0.15 - $0.15
$0.16 - $0.16
$0.17 - $0.17
$0.18 - $0.18
$0.19 - $0.19
$0.20 +

Trading Volume as % of Total Volume


40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
33.6%
31.2%
7.9%
5.5%
3.2%
5.5%
4.3%
8.7%
No volume
< 5,000
5,000 - 10,000
10,000 - 15,000
15,000 - 20,000
20,000 - 25,000
25,000 - 30,000
30,000 +

Volume as % of Price Range


25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
22.2%
13.9%
12.2%
4.4%
3.1%
6.8%
14.5%
19.2%
3.7%
< $0.12
$0.13 - $0.13
$0.14 - $0.14
$0.15 - $0.15
$0.16 - $0.16
$0.17 - $0.17
$0.18 - $0.18
$0.19 - $0.19
$0.20 +

Cumulative Volume at each Price


120.0%
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
22.2%
36.1%
48.3%
52.7%
55.8%
62.6%
77.1%
96.3%
100.0%
$0.12
$0.13
$0.14
$0.15
$0.16
$0.17
$0.18
$0.19
$0.20 +

Sources of information: S&P Capital IQ.

OWNERSHIP OVERVIEW

Ownership

(securities in thousands)

	Common	Pro-forma Common [1] [2]	Fully Diluted
Common Shares Outstanding	23,837	23,837	23,837
Shares committed for issuance [1]			
Unpaid Executive Compensation	-	1,700	1,700
Interest & Fees (Rockridge)	-	817	817
Employee Services	-	375	375
	-	2,892	2,892
Convertible Debentures			
Sigma	-	-	2,000
Fuse	-	-	400
Rockridge	-	-	167
	-	-	2,567
Employee Options	-	-	80
	23,837	26,729	29,375
Common Shares Outstanding	*100.0%*	*89.2%*	*81.1%*
Shares committed for issuance [1]	*0.0%*	*10.8%*	*9.8%*
Convertible Debentures	*0.0%*	*0.0%*	*8.7%*
Employee Options	*0.0%*	*0.0%*	*0.3%*
	100.0%	*100.0%*	*100.0%*

(1) As provided by Optical management.

(2) Does not include impact, if any, of accrued share repurchase obligations.

Sources of Information: Optical management.

FINANCIAL ANALYSES SUMMARY

Implied Value Reference Range

($ in thousands, except per security)

	Selected Range	Discounted Cash Flow	Selected Companies	Selected Transactions
Discounted Cash Flow				
WACC	12.9% - 10.9%			
Exit Revenue Multiple	0.80x - 1.00x	$ 9,065 - $ 11,575		
NOL Value		$ 1,531 - $ 2,011		
Selected Companies				
LTM Revenue	0.80x - 1.00x		$ 12,214 - $ 15,268	
FY 2017 P Revenue	0.80x - 1.00x		$ 12,132 - $ 15,165	
Selected Transactions				
LTM Revenue	0.80x - 1.00x			$ 12,214 - $ 15,268
Implied Enterprise Value Reference Range (Rounded)		**$ 10,600 - $ 13,600**	**$ 12,200 - $ 15,200**	**$ 12,200 - $ 15,300**
Implied Equity Value Reference Range (1)		**$ 2,164 - $ 5,164**	**$ 3,764 - $ 6,764**	**$ 3,764 - $ 6,864**
Implied Equity Value per Security Reference Range (2)		**$ 0.08 - $ 0.19**	**$ 0.14 - $ 0.25**	**$ 0.14 - $ 0.26**
Illustrative Multiples based on Implied Enterprise Value Reference Range				
LTM Revenue		*0.69x - 0.89x*	*0.80x - 1.00x*	*0.80x - 1.00x*
FY 2016 P Revenue		*0.69x - 0.89x*	*0.80x - 0.99x*	*0.80x - 1.00x*
FY 2017 P Revenue		*0.70x - 0.90x*	*0.80x - 1.00x*	*0.80x - 1.01x*
FY 2018 P Revenue		*0.71x - 0.91x*	*0.81x - 1.01x*	*0.81x - 1.02x*
LTM EBITDA		*48.8x - 62.6x*	*56.2x - 70.0x*	*56.2x - 70.4x*
FY 2016 P EBITDA		*30.1x - 38.7x*	*34.7x - 43.2x*	*34.7x - 43.5x*
FY 2017 P EBITDA		*11.1x - 14.3x*	*12.8x - 15.9x*	*12.8x - 16.0x*
FY 2018 P EBITDA		*12.7x - 16.3x*	*14.6x - 18.2x*	*14.6x - 18.4x*

(1) Based upon and assumes net debt of $8,436 as of June 30, 2016.

(2) Based upon and assumes pro-forma shares outstanding of 26,729.

Excludes impact of, or cashflows from, any potential sale, utilization, or monetization of Auction Video IP.

Please reference details of each analysis for assumptions and sources of information. No particular weight was given to any analysis relative to any other analysis.

FINANCIAL ANALYSES SUMMARY

Implied Equity Value Per Security Reference Range

($ in thousands, except per security)


Discounted Cash Flow
Selected Companies
Selected Transactions
$0.40
$0.35
$0.30
$0.25
$0.20
$0.15
$0.10
$0.05
$-
Cash Consideration, per Share $0.20

Discounted Cash Flow	Selected Companies	Selected Transactions
$0.08 - $0.19	$0.14 - $0.25	$0.14 - $0.26
WACC 12.9% - 10.9%	LTM Revenue 0.80x - 1.00x	LTM Revenue 0.80x - 1.00x
Exit Revenue Multiple 0.80x - 1.00x	FY 2017 P Revenue 0.80x - 1.00x	

Based upon and assumes net debt of $8,436 as of June 30, 2016.

Based upon and assumes pro-forma shares outstanding of 26,729.

Excludes impact of, or cashflows from, any potential sale, utilization, or monetization of Auction Video IP.

Please reference details of each analysis for assumptions and sources of information. No particular weight was given to any analysis relative to any other analysis.

I EXECUTIVE SUMMARY

II **ANALYSIS**

III APPENDIX

DISCOUNTED CASH FLOW ANALYSIS

Implied Value Reference Range

($ in thousands)

Statistic	Selected Range	Enterprise Value
WACC	12.90% - 10.90%	
Terminal Exit Revenue Multiple	0.80x - 1.00x	
Implied Reference Range Before NOL		$ 9,065 - $ 11,575
Tax Rate	35.00% - 40.00%	
Implied NOL Reference Range		$ 1,531 - $ 2,011
Implied Value Reference Range (Rounded)		**$ 10,600 - $ 13,600**

Illustrative Multiples based on Implied Enterprise Value Reference Range

LTM Revenue	*0.69x - 0.89x*
FY 2016 P Revenue	*0.69x - 0.89x*
FY 2017 P Revenue	*0.70x - 0.90x*
FY 2018 P Revenue	*0.71x - 0.91x*
LTM EBITDA	*48.8x - 62.6x*
FY 2016 P EBITDA	*30.1x - 38.7x*
FY 2017 P EBITDA	*11.1x - 14.3x*
FY 2018 P EBITDA	*12.7x - 16.3x*

DISCOUNTED CASH FLOW ANALYSIS

Free Cash Flows and Analysis

($ in thousands)

FY Sep 30,	2015	LTM Jun 30, 2016 P	3 ME [1] 2016 P	2017 P	2018 P	2019 P	2020 P	Terminal Exit Multiple
Total Revenue	**$ 16,143**	**$ 15,268**	**$ 3,821**	**$ 15,165**	**$ 15,005**	**$ 14,911**	**$ 14,844**	**$ 14,844**
Cost of Total Revenue	4,455	4,287	1,395	4,429	4,389	4,366	4,349	
Gross Profit	11,688	10,980	2,426	10,736	10,615	10,545	10,495	
Operating Expenses [2]	11,216	10,763	2,240	9,782	9,782	9,782	9,782	
Normalized EBITDA	**472**	**217**	**187**	**954**	**833**	**763**	**713**	
Depreciation & Amortization	686	386	78	495	370	245	120	
Normalized EBIT	**$ (214)**	**$ (169)**	**109**	**458**	**463**	**518**	**593**	
Income Tax @ 37.50%			41	172	174	194	222	
Normalized Unlevered After-Tax Income			68	286	289	324	371	
plus: Depreciation & Amortization			78	495	370	245	120	
plus or less: Change in NWC (Non-Cash)			467	323	(309)	(237)	(186)	
less: Capital Expenditure			(46)	(100)	(100)	(100)	(100)	
Normalized Unlevered Free Cash Flows			$ 567	$ 1,005	$ 251	$ 232	$ 205	
Exit Revenue Multiple								0.90x
Terminal Value								$ 13,360
Present Value @ 11.90%			$ 559	$ 924	$ 206	$ 170	$ 134	$ 8,285

Implied Value

Implied Free Cash Flow Value	$ 1,993	*19.4%*
Implied Terminal Value	8,285	*80.6%*
Implied Enterprise Value	**$ 10,278**	

Implied Enterprise Value Reference Range

Discount Rate	Exit Multiple *0.80x*	*0.90x*	*1.00x*
10.90%	$ 9,663	$ 10,619	$ 11,575
11.90%	$ 9,357	$ 10,278	$ 11,198
12.90%	$ 9,065	$ 9,952	$ 10,838

(1) Partial period calculated by subtracting the interim results from the 2016 P full year projections.

(2) Excludes Depreciation & Amortization.

Excludes impact of, or cashflows from, any potential sale, utilization, or monetization of Auction Video IP.

Sources of information: Optical financial statements, Optical management projections, and discussions with Optical management for adjustments.

DISCOUNTED CASH FLOW ANALYSIS

NOL Benefit

($ in thousands)

FY Sep 30,	3 ME [1] 2016 P	2017 P	2018 P	2019 P	2020 P	2021 P	2022 P	2023 P	2024 P	2025 P	2026 P	2027 P	2028 P	2029 P	2030 P	2031 P	2032 P	2033 P	2034 P	2035 P
NOL Balance																				
Period Start	$ 86,500	$ 86,391	$ 85,933	$ 85,470	$ 84,952	$ 84,359	$ 83,748	$ 83,119	$ 82,472	$ 81,804	$ 81,117	$ 80,409	$ 79,680	$ 78,929	$ 78,156	$ 77,359	$ 76,538	$ 75,693	$ 74,822	$ 73,926
Utilized	(109)	(458)	(463)	(518)	(593)	(611)	(629)	(648)	(667)	(687)	(708)	(729)	(751)	(774)	(797)	(821)	(845)	(871)	(897)	(924)
Period End	$ 86,391	$ 85,933	$ 85,470	$ 84,952	$ 84,359	$ 83,748	$ 83,119	$ 82,472	$ 81,804	$ 81,117	$ 80,409	$ 79,680	$ 78,929	$ 78,156	$ 77,359	$ 76,538	$ 75,693	$ 74,822	$ 73,926	$ 73,002
Implied Value of NOL Benefit																				
Normalized EBIT [1]	$ 109	$ 458	$ 463	$ 518	$ 593	$ 611	$ 629	$ 648	$ 667	$ 687	$ 708	$ 729	$ 751	$ 774	$ 797	$ 821	$ 845	$ 871	$ 897	$ 924
Growth %		*321.01%*	*0.99%*	*11.88%*	*14.47%*	*3.00%*	*3.00%*	*3.00%*	*3.00%*	*3.00%*	*3.00%*	*3.00%*	*3.00%*	*3.00%*	*3.00%*	*3.00%*	*3.00%*	*3.00%*	*3.00%*	*3.00%*
NOL Utilized	$ 109	$ 458	$ 463	$ 518	$ 593	$ 611	$ 629	$ 648	$ 667	$ 687	$ 708	$ 729	$ 751	$ 774	$ 797	$ 821	$ 845	$ 871	$ 897	$ 924
Tax Shield @ 37.50%	$ 41	$ 172	$ 174	$ 194	$ 222	$ 229	$ 236	$ 243	$ 250	$ 258	$ 265	$ 273	$ 282	$ 290	$ 299	$ 308	$ 317	$ 326	$ 336	$ 346
Present Value @ 11.90%	**$ 40**	**$ 151**	**$ 137**	**$ 137**	**$ 140**	**$ 129**	**$ 118**	**$ 109**	**$ 100**	**$ 92**	**$ 85**	**$ 78**	**$ 72**	**$ 66**	**$ 61**	**$ 56**	**$ 52**	**$ 48**	**$ 44**	**$ 40**
Implied NOL Value	**$ 1,756**																			

Implied NOL Value Reference Range

Discount Rate	Effective Tax Rate 35.00%	37.50%	40.00%
10.90%	$ 1,760	$ 1,886	$ 2,011
11.90%	$ 1,639	$ 1,756	$ 1,873
12.90%	$ 1,531	$ 1,640	$ 1,750

(1) Partial period calculated by subtracting the interim results from the 2016 P full year projections. 2017 P through 2020 P sourced from Optical management projections and subsequently assumed to grow at long term growth rate of 3.00%.
Excludes impact of, or cashflows from, any potential sale, utilization, or monetization of Auction Video IP.

Sources of information: Optical financial statements and Optical management projections.

Implied Value Reference Range

($ in thousands)

Statistic		Selected Range	Enterprise Value
LTM Revenue	$ 15,268	0.80x - 1.00x	$ 12,214 - $ 15,268
FY 2017 P Revenue	$ 15,165	0.80x - 1.00x	$ 12,132 - $ 15,165
Implied Value Reference Range (Rounded)			**$ 12,200 - $ 15,200**

Illustrative Multiples based on Implied Enterprise Value Reference Range

LTM Revenue	*0.80x - 1.00x*
FY 2016 P Revenue	*0.80x - 0.99x*
FY 2017 P Revenue	*0.80x - 1.00x*
FY 2018 P Revenue	*0.81x - 1.01x*
LTM EBITDA	*56.2x - 70.0x*
FY 2016 P EBITDA	*34.7x - 43.2x*
FY 2017 P EBITDA	*12.8x - 15.9x*
FY 2018 P EBITDA	*14.6x - 18.2x*

SELECTED COMPANIES ANALYSIS

Observed Multiples (as of Dec 6, 2016)


EV / LTM Revenue
2.50x
2.00x
1.50x
1.00x
0.50x
0.00x
1.63x
1.28x
0.96x
0.93x
0.66x
0.64x
0.52x
0.83x
Mean
0.95x
Median
0.93x
BCOV
TSX:NLN
LLNW
GLOW
SOFO
QUMU
BVWN
Optical


EV / NFY E Revenue
2.50x
2.00x
1.50x
1.00x
0.50x
0.00x
1.45x
1.24x
0.90x
0.54x
0.83x
Median
1.07x
Mean
1.03x
BCOV
TSX:NLN
LLNW
QUMU
Optical


EV / NFY+1 E Revenue
2.50x
2.00x
1.50x
1.00x
0.50x
0.00x
1.09x
0.85x
0.84x
Mean
0.97x
Median
0.97x
TSX:NLN
LLNW
Optical

BCOV	*Brightcove Inc.*
LLNW	*Limelight Networks, Inc.*
TSX:NLN	*NeuLion, Inc.*
QUMU	*Qumu Corporation*
SOFO	*Sonic Foundry, Inc.*
GLOW	*Glowpoint, Inc.*
BVWN	*Broadview Networks Holdings, Inc.*

May exclude special items, such as extraordinary and non-recurring expenses. Companies with metrics that are either not available or not meaningful are not presented in applicable chart.

Optical estimates from Optical management and not analyst estimates.

Optical figures excludes impact of, or cashflows from, any potential sale, utilization, or monetization of Auction Video IP.

Market value equals price per share times number of diluted shares outstanding. Enterprise value equals market value plus debt, preferred stock, and non controlling interests, less cash.

No selected company used in this analysis is identical or directly comparable to Optical.

Sources of information: SEC filings, S&P Capital IQ, and Optical management projections.

SELECTED COMPANIES ANALYSIS

Relative Rankings (as of Dec 6, 2016)

($ in thousands)

Size — LTM Revenue

BVWN	$ 289,766
LLNW	167,195
BCOV	146,777
Mean	113,782
TSX:NLN	102,045
SOFO	37,574
QUMU	32,480
GLOW	20,640
Optical	15,268

Size — LTM EBITDA

BVWN	$ 43,005
TSX:NLN	11,779
LLNW	8,556
Mean	7,547
BCOV	1,797
Optical	217
GLOW	56
SOFO	(646)
QUMU	(11,715)

Leverage — Debt & PS to TIC

BVWN	92.6%
GLOW	52.2%
Optical	35.5%
Mean	23.8%
SOFO	19.0%
QUMU	2.5%
BCOV	0.3%

Growth — LTM Revenue Growth

BCOV	9.0%
TSX:NLN	8.5%
SOFO	3.1%
BVWN	-0.5%
Mean	-1.0%
LLNW	-2.2%
Optical	-5.4%
QUMU	-5.7%
GLOW	-19.2%

Growth — NFY E Revenue Growth

QUMU	17.5%
BCOV	9.8%
Mean	9.7%
LLNW	6.6%
TSX:NLN	4.8%
Optical	-1.1%

Growth — NFY+1 E Revenue Growth

TSX:NLN	13.3%
Mean	9.6%
LLNW	6.0%
Optical	-1.1%

BCOV	*Brightcove Inc.*
LLNW	*Limelight Networks, Inc.*
TSX:NLN	*NeuLion, Inc.*
QUMU	*Qumu Corporation*
SOFO	*Sonic Foundry, Inc.*
GLOW	*Glowpoint, Inc.*
BVWN	*Broadview Networks Holdings, Inc.*

Growth — LTM EBITDA Growth

TSX:NLN	94.9%
BVWN	25.8%
BCOV	20.8%
Mean	11.5%
Optical	-53.9%
GLOW	-95.3%

Profitability — NFY E EBITDA Margin

TSX:NLN	17.2%
LLNW	14.3%
Mean	8.9%
BCOV	6.6%
Optical	6.3%
QUMU	-2.6%

Growth — NFY+1 E EBITDA Growth

TSX:NLN	39.9%
Mean	30.6%
LLNW	21.3%
Optical	-12.6%

Profitability — LTM EBITDA Margin

BVWN	14.8%
TSX:NLN	11.5%
LLNW	5.1%
Optical	1.4%
BCOV	1.2%
GLOW	0.3%
Mean	-0.7%
SOFO	-1.7%
QUMU	-36.1%

Profitability — NFY E EBITDA Margin

TSX:NLN	17.2%
LLNW	14.3%
Mean	8.9%
BCOV	6.6%
Optical	6.3%
QUMU	-2.6%

Profitability — NFY+1 E EBITDA Margin

TSX:NLN	21.3%
Mean	18.8%
LLNW	16.3%
Optical	5.6%

May exclude special items, such as extraordinary and non-recurring expenses. Mean calculations exclude Optical. Companies with metrics that are either not available or not meaningful are not presented in applicable table.

Optical estimates from Optical management and not analyst estimates. Optical figures excludes impact of, or cashflows from, any potential sale, utilization, or monetization of Auction Video IP.

Market value equals price per share times number of diluted shares outstanding. Enterprise value equals market value plus debt, preferred stock, and non controlling interests, less cash.

No selected company used in this analysis is identical or directly comparable to Optical.

Sources of information: SEC filings, S&P Capital IQ, and Optical financial statements, Optical management projections, and Optical management for Optical adjustments.

SELECTED COMPANIES ANALYSIS

Observed Multiples (as of Dec 6, 2016)

($ in thousands, except per security)

			% Below/Above	Values [1]		EV as a Multiple of							
		Stock Price	52-week	Market	Enterprise	Revenue				EBITDA			
Company	Ticker	(SP)	High-Low	(MV)	(EV)	LTM	CFY E	NFY E	NFY+1 E	LTM	CFY E	NFY E	NFY+1 E
Brightcove Inc.	BCOV	$ 7.90	41.9% - 63.9%	$ 273,929	$ 239,592	1.63x	1.59x	1.45x	na	133.3x	32.4x	21.9x	na
Limelight Networks, Inc.	LLNW	$ 2.23	7.5% - 147.8%	235,274	160,874	0.96	0.96	0.90	0.85	18.8	7.3	6.3	5.2
NeuLion, Inc.	TSX:NLN	$ 0.71	33.6% - 50.8%	200,592	131,033	1.28	1.30	1.24	1.09	11.1	7.7	7.2	5.1
Qumu Corporation	QUMU	$ 2.68	49.2% - 19.1%	24,734	20,719	0.64	0.64	0.54	na	na	na	na	na
Sonic Foundry, Inc.	SOFO	$ 4.95	39.6% - 11.2%	21,837	24,646	0.66	na	na	na	na	na	na	na
Glowpoint, Inc.	GLOW	$ 0.27	54.3% - 9.8%	9,839	19,238	0.93	na	na	na	343.5	na	na	na
Broadview Networks Holdings, Inc.	BVWN	$ 1.30	16.1% - 420.0%	13,000	150,482	0.52	na	na	na	3.5	na	na	na
			High	*$ 273,929*	*$ 239,592*	*1.63x*	*1.59x*	*1.45x*	*1.09x*	*343.5x*	*32.4x*	*21.9x*	*5.2x*
			Mean	*111,315*	*106,655*	*0.95*	*1.12*	*1.03*	*0.97*	*102.1*	*15.8*	*11.8*	*5.2*
			Median	*24,734*	*131,033*	*0.93*	*1.13*	*1.07*	*0.97*	*18.8*	*7.7*	*7.2*	*5.2*
			Low	*9,839*	*19,238*	*0.52*	*0.64*	*0.54*	*0.85*	*3.5*	*7.3*	*6.3*	*5.1*
Optical		$ 0.19	23.8% - 90.0%	$ 4,529	$ 12,598	0.83x	0.82x	0.83x	0.84x	58.0x	35.8x	13.2x	15.1x

(1) Market value equals price per share times number of diluted shares outstanding. Enterprise value equals market value plus debt, preferred stock, and non controlling interests, less cash.

May exclude special items, such as extraordinary and non-recurring expenses.

Optical estimates from Optical management and not analyst estimates. Optical figures excludes impact of, or cashflows from, any potential sale, utilization, or monetization of Auction Video IP.

No selected company used in this analysis is identical or directly comparable to Optical.

Sources of information: SEC filings, S&P Capital IQ, and Optical management projections.

SELECTED TRANSACTIONS ANALYSIS

Implied Value Reference Range

($ in thousands)

Statistic		Selected Range	Enterprise Value
LTM Revenue	$ 15,268	0.80x - 1.00x	$ 12,214 - $ 15,268
Implied Value Reference Range (Rounded)			**$ 12,200 - $ 15,300**

Illustrative Multiples based on Implied Enterprise Value Reference Range

LTM Revenue	*0.80x - 1.00x*
FY 2016 P Revenue	*0.80x - 1.00x*
FY 2017 P Revenue	*0.80x - 1.01x*
FY 2018 P Revenue	*0.81x - 1.02x*
LTM EBITDA	*56.2x - 70.4x*
FY 2016 P EBITDA	*34.7x - 43.5x*
FY 2017 P EBITDA	*12.8x - 16.0x*
FY 2018 P EBITDA	*14.6x - 18.4x*

SELECTED TRANSACTIONS ANALYSIS

Observed Multiples


EV / TTM Revenue
4.50x
4.00x
3.50x
3.00x
2.50x
2.00x
1.50x
1.00x
0.50x
0.00x
Mean 2.42x
Median 1.73x
1.73x
1.50x
0.95x
3.95x
3.99x
Premiere Global Services (NYSE:PGI) / Siris Capital Group, Siris Partners II L.P., Siris Partners II Parallel, L.P., Siris Partners II Parallel, L.P.; Siris Partners III, L.P.
SimpleSignal, Inc. / Vonage Holdings Corp (NYSE:VG)
Conference Plus, Inc. / Arkadin, Inc.
Qumu, Inc. / Rimage Corporation
Wimba, Inc. / Blackboard, Inc.

Enterprise value equals total price paid (common equity value assuming 100% interest acquired) plus total debt, preferred stock, and minority interests, less cash.

No selected transaction or acquistion target used in this analysis is identical or directly comparable to the Transaction or Optical.

Sources of information: SEC Edgar Filings, Press Releases and S&P Capital IQ.

I EXECUTIVE SUMMARY

II ANALYSIS

III APPENDIX

APPENDIX – FINANCIAL OVERVIEW

Comparative Summary Income Statements

($ in thousands)

					9 ME Jun 30,		LTM Jun 30,					
FY Sep 30,	2012	2013	2014	2015	2015	2016	2016	2016 P	2017 P	2018 P	2019 P	2020 P
Audio & Web Conferencing	$ 8,363	$ 9,121	$ 9,488	$ 9,117	$ 6,970	$ 6,159	$ 8,307	$ 8,485	$ 8,193	$ 8,088	$ 8,048	$ 8,033
Webcasting	5,938	4,953	4,498	4,554	3,514	3,576	4,616	4,717	4,717	4,717	4,717	4,717
DMSP & Hosting	1,697	960	925	773	614	497	656	671	638	606	576	547
Network Usage	1,964	1,950	1,858	1,649	1,253	1,269	1,665	1,641	1,617	1,594	1,571	1,548
Other	197	233	164	50	45	18	23	(174)	-	-	-	-
Total Revenue	**18,159**	**17,218**	**16,933**	**16,143**	**12,395**	**11,519**	**15,268**	**15,341**	**15,165**	**15,005**	**14,911**	**14,844**
Cost of Total Revenue	6,103	5,029	4,722	4,455	3,401	3,233	4,287	4,628	4,429	4,389	4,366	4,349
Gross Profit	12,056	12,189	12,211	11,688	8,994	8,286	10,980	10,713	10,736	10,615	10,545	10,495
Operating Expenses												
Compensation	7,879	9,586	7,784	7,505	5,741	5,810	7,575	7,372	6,752	6,752	6,752	6,752
Professional Fees	1,959	1,195	1,348	1,091	865	608	835	758	827	827	827	827
Other General & Adminstrative	2,284	2,552	2,303	2,620	1,969	1,702	2,353	2,231	2,202	2,202	2,202	2,202
Depreciation & Amortization	1,401	1,274	956	686	549	249	386	327	495	370	245	120
Total Operating Expenses	13,523	14,607	12,391	11,902	9,124	8,371	11,149	10,688	10,278	10,152	10,027	9,902
Normalized Operating Income (Loss)	(1,467)	(2,418)	(180)	(214)	(130)	(84)	(169)	$ 24	$ 458	$ 463	$ 518	$ 593
Interest (Expense)	(775)	(1,411)	(2,090)	(1,650)	(1,289)	(912)	(1,274)					
Other Income (Expense)	160	3	1	(101)	(98)	(210)	(212)					
Normalized Pre-Tax (Loss)	(2,083)	(3,826)	(2,270)	(1,966)	(1,517)	(1,206)	(1,655)					
Income Tax	-	-	-	-	-	-	-					
Normalized After-Tax (Loss)	(2,083)	(3,826)	(2,270)	(1,966)	(1,517)	(1,206)	(1,655)					
Noncontrolling Interest in Variable Interest Entity	-	-	-	233	133	607	707					
Normalized Net (Loss)	$ (2,083)	$ (3,826)	$ (2,270)	$ (2,199)	$ (1,650)	$ (1,813)	$ (2,362)					
Normalized Operating Income (Loss)	$ (1,467)	$ (2,418)	$ (180)	$ (214)	$ (130)	$ (84)	$ (169)	$ 24	$ 458	$ 463	$ 518	$ 593
plus: Depreciation & Amortization	1,401	1,274	956	686	549	249	386	327	495	370	245	120
Normalized EBITDA	**$ (66)**	**$ (1,144)**	**$ 776**	**$ 472**	**$ 419**	**$ 165**	**$ 217**	**$ 352**	**$ 954**	**$ 833**	**$ 763**	**$ 713**
Capital Expenditures, net	$ 948	$ 822	$ 556	$ 320	$ 277	$ 54	$ 97	$ 100	$ 100	$ 100	$ 100	$ 100
Reported Net Income (Loss)	$ (2,633)	$ (7,170)	$ (1,658)	$ (8,597)	$ (7,248)	$ (1,813)	$ (3,162)					
plus or less:												
Debt Extinguishment Loss (Expense)	-	143	132	-	-	-	-					
Gain From Litigation Settlement Income	-	-	(744)	-	-	-	-					
Impairment Loss On Goodwill & Other Intangible Assets	550	2,200	-	5,598	5,598	-	-					
Impairment Loss On Property & Equipment	-	1,000	-	800	-	-	800					
Normalized Net (Loss)	$ (2,083)	$ (3,826)	$ (2,270)	$ (2,199)	$ (1,650)	$ (1,813)	$ (2,362)					

(1) Partial period calculated by subtracting the interim results from the 2016 P full year projections.
Excludes impact of, or cashflows from, any potential sale, utilization, or monetization of Auction Video IP.

Sources of information: Optical financial statements, Optical management projections, and discussions with Optical management for adjustments.

Comparative Summary Balance Sheets

($ in thousands)

Assets — FY Sep 30,	2012	2013	2014	2015	30-Jun-16	Working Capital Items 2016 P	2017 P	2018 P	2019 P	2020 P
Current Assets										
Cash	$ 360	$ 257	$ 389	$ 317	$ 477					
Accounts Receivable	2,358	2,176	2,082	2,051	1,878	$ 1,629	$ 1,611	$ 1,594	$ 1,584	$ 1,577
Prepaid Expenses	293	142	125	97	73	$ 69	$ 65	$ 65	$ 65	$ 65
Inventories & Other Current Assets	146	141	38	48	66	$ 66	$ 66	$ 66	$ 66	$ 66
Total Current Assets	3,157	2,715	2,634	2,513	2,494					
Property & Equipment, net	2,841	2,048	1,790	705	509					
Intangibles, net	10,425	9,028	8,886	3,207	3,207					
Other Assets	146	136	202	213	193					
	$ 16,569	$ 13,927	$ 13,512	$ 6,638	$ 6,404					
Liabilities & Equity										
Current Liabilities										
Accounts Payable	$ 1,634	$ 1,927	$ 1,697	$ 2,185	$ 1,870	$ 1,989	$ 2,149	$ 1,976	$ 1,845	$ 1,743
Accrued Liabilities	1,399	1,527	1,414	1,405	1,651	$ 1,756	$ 1,898	$ 1,745	$ 1,629	$ 1,539
Deferred Revenue	139	153	78	127	73	$ 63	$ 63	$ 62	$ 62	$ 61
Amounts Due to Directors & Officers	670	409	883	936	1,162					
Cur. Portion of Notes & Leases Payable	1,651	2,199	2,452	2,032	2,340					
Cur. Portion of Convertible Debentures	407	587	-	1,168	1,144					
Total Current Liabilities	5,900	6,803	6,523	7,854	8,239					
Acrrued Liabilities	-	355	-	-	-					
Notes & Leases Payable	190	760	1,015	676	-					
Convertible Debentures	802	549	1,633	1,157	-					
Detachable Warrant	81	-	-	-	-					
Total Liabilities	6,973	8,467	9,172	9,687	8,239					
Non Controlling Interests (NCI)	-	-	-	1,000	3,900					
Equity	9,596	5,461	4,340	(4,049)	(5,736)					
	$ 16,569	$ 13,927	$ 13,512	$ 6,638	$ 6,404					
NWC (Non-Cash)	$ (374)	$ (1,149)	$ (944)	$ (1,521)	$ (1,577)	$ (2,044)	$ (2,367)	$ (2,058)	$ (1,821)	$ (1,635)
Debt	$ 3,720	$ 4,504	$ 5,983	$ 5,969	$ 4,645					
Total Debt (Debt & NCI)	$ 3,720	$ 4,504	$ 5,983	$ 6,969	$ 8,545					
Net Debt	$ 3,360	$ 4,247	$ 5,594	$ 6,652	$ 8,068					
Total Capitalization	$ 13,316	$ 9,965	$ 10,323	$ 2,921	$ 2,810					

Sources of information: Optical financial statements and Optical management projections.

Net Debt

($ in thousands)

	As of 30-Jun-16	Pro-Forma Adjustments (1)	Pro-Forma 30-Jun-16 (2)	*Conversion Price*	*Stated Interest Rate (3)*	*Weighted Cost of Debt* Weighting	*Weighted Cost of Debt* Weighted
Debt & NCI							
Convertible Debentures							
Sigma Note	600	-	600	$ 0.30	17.00%	12.73%	2.16%
Rockridge Note	400	-	400	$ 0.50	12.00%	8.49%	1.02%
Fuse Note	200	-	200	$ 2.40	12.00%	4.24%	0.51%
less: Debt Amortization	(56)	56	-				
Total Convertible Debentures	1,144	56	1,200				
Other Notes							
Thermo Credit LOC	1,631	-	1,631		11.00%	34.61%	3.81%
Working Capital Notes	190	-	190		15.00%	4.03%	0.60%
J&C Note	157	-	157		12.00%	3.33%	0.40%
Subordinated Notes	30	-	30		12.00%	0.64%	0.08%
Intella2 Investor Notes	215	-	215		12.00%	4.56%	0.55%
Fuse Note	20	-	20		12.00%	0.42%	0.05%
USAC Note	108	-	108		12.75%	2.29%	0.29%
less: Debt Amortization	(11)	11	-				
Total Other Notes	2,340	11	2,351				
Amounts Due to Directors & Officers	1,162	-	1,162		0.00%	24.65%	0.00%
Debt	**4,645**	**68**	**4,713**			**100.00%**	**9.47%**
Non-Controlling Interest (Infinity Conferencing Partners)	3,900	300	4,200				
Total Debt (Debt & NCI)	**8,545**	**368**	**8,913**				
less: Cash	**477**	**-**	**477**				
Net Debt	**$ 8,068**	**$ 368**	**$ 8,436**				

(1) As provided by Optical management.
(2) Does not include $522 of accrued share repurchase or shortfall obligations to certain debtholders.
(3) As provided by Optical management, effective rates (inclusive of fees and other expenses) are higher.

Sources of information: Optical financial statements and Optical management.

Net Working Capital (NWC)

($ in thousands)

FY Sep 30,	2012	2013	2014	2015	Jun 30, 2016	2016 P	2017 P	2018 P	2019 P	2020 P
Working Capital Assets (Non-Cash)										
Accounts Receivable	$ 2,358	$ 2,176	$ 2,082	$ 2,051	$ 1,878	$ 1,629	$ 1,611	$ 1,594	$ 1,584	1,577
Prepaid Expenses	293	142	125	97	73	69	65	65	65	65
Inventories & Other Current Assets	146	141	38	48	66	66	66	66	66	66
less: Working Capital Liabilities:										
Accounts Payable	1,634	1,927	1,697	2,185	1,870	1,989	2,149	1,976	1,845	1,743
Accrued Liabilities	1,399	1,527	1,414	1,405	1,651	1,756	1,898	1,745	1,629	1,539
Deferred Revenue	139	153	78	127	73	63	63	62	62	61
Net Working Capital (Non-Cash)	$ (374)	$ (1,149)	$ (944)	$ (1,521)	$ (1,577)	$ (2,044)	$ (2,367)	$ (2,058)	$ (1,821)	$ (1,635)
NWC (Non-Cash) % of Total Revenue	*-2.06%*	*-6.67%*	*-5.58%*	*-9.42%*	*-10.33%*	*-13.32%*	*-15.61%*	*-13.71%*	*-12.21%*	*-11.01%*
Change in NWC (Non-Cash)						**$ 467**	**$ 323**	**$ (309)**	**$ (237)**	**$ (186)**

Statistics

	2012	2013	2014	2015	Jun 30, 2016	2016 P	2017 P	2018 P	2019 P	2020 P
Accounts Receivable Days Outstanding	47	46	45	46	45	39	39	39	39	39
Accounts Receivable-% of Revenue	*13.0%*	*12.6%*	*12.3%*	*12.7%*	*12.3%*	*10.6%*	*10.6%*	*10.6%*	*10.6%*	*10.6%*
Prepaid Expenses-% of Opex	*2.2%*	*1.0%*	*1.0%*	*0.8%*	*0.7%*	*0.6%*	*0.6%*	*0.6%*	*0.6%*	*0.7%*
Inventories & Other Current Assets-% of Opex	*1.1%*	*1.0%*	*0.3%*	*0.4%*	*0.6%*	*0.6%*	*0.6%*	*0.7%*	*0.7%*	*0.7%*
Accounts Payable Days Outstanding	30	36	36	49	44	47	53	50	47	45
Accounts Payable-% of COGS/Opex	*8.3%*	*9.8%*	*9.9%*	*13.4%*	*12.1%*	*13.0%*	*14.6%*	*13.6%*	*12.8%*	*12.2%*
Accrued Liabilities-% of COGS/Opex	*7.1%*	*7.8%*	*8.3%*	*8.6%*	*10.7%*	*11.5%*	*12.9%*	*12.0%*	*11.3%*	*10.8%*
Deferred Revenue-% of Revenue	*0.8%*	*0.9%*	*0.5%*	*0.8%*	*0.5%*	*0.4%*	*0.4%*	*0.4%*	*0.4%*	*0.4%*

Sources of information: Optical financial statements and Optical management projections.

Cost of Capital

Weighted Average Cost of Capital (WACC)

	Assumed % of Total Capital [1]	Nominal Rate	Effective Tax Rate [2]	Cost of Capital	WACC
Debt [3]	17.50%	7.00%	37.50%	4.38%	0.77%
Equity	82.50%	13.46%		13.46%	11.10%
	100.00%				11.87%
WACC (Rounded)					11.90%

Cost of Equity

Riskless [6]		
20-year U.S. Treasury Securities Yield		2.76%
Risk		
Equity Risk Premium [5]	6.00%	
Levered Beta	0.85	
Systematic Risk Premium		5.10%
Size Premium [7]		5.60%
Cost of Equity		13.46%

Cost of Debt

Baa Moody Rated Corporates Avg. Bond Yield	4.87%
Optical Weighted Cost of Debt	9.47%
Selected Cost of Debt [3]	7.00%

Levered Beta

Selected Unlevered Beta [9]	0.75
Effective Tax Rate [2]	37.50%
Debt/Total Capital [1]	17.50%
Levered Beta	0.85

Equity Risk Premium (ERP)

Duff & Phelps Supply Side ERP	6.03%
Damodaran Implied ERP	6.02%
Selected ERP [5]	6.00%

Industry Capital Structure and Risk Premium

	Debt/Total Capital [1]	Unlevered Beta
Selected Companies Mean	23.00%	0.86
Selected Companies Median	8.74%	0.51
Selected	17.50%	0.75

(1) Based on the Selected Companies' capital structure.
(2) Based on discussions with Optical management.
(3) Based on Optical's weighted cost of debt and Baa Moody Rated Corporates Avg. Bond Yield as of December 1, 2016.
(4) Based on discussions with management.
(5) Based on the mean of the supply side ERP sourced from Duff & Phelps Valuation Handbook and the Damodaran Implied ERP as of December 1, 2016 sourced from Damodaran Online.
(6) Based on the 20-year U.S. Treasury Securities market yield on December 5, 2016.
(7) Based on the 10th decile size premium sourced from the Duff & Phelps Valuation Handbook.
(8) Based on the unlevered betas calculated for the Selected Companies.

Sources of information: S&P Capital IQ, Duff & Phelps Valuation Handbook, Damodaran Online, and Federal Reserve Board.

Unlevered Beta Calculation

		5-Year Mean (Dec 30, 2011 - Nov 30, 2016)			Adjusted Beta [1]	
Company	Ticker	Debt to Equity	Debt to Total Capital	Effective Tax Rate	Levered	Unlevered
Brightcove Inc.	BCOV	0.3%	0.3%	0.0%	1.72	1.71
Limelight Networks, Inc.	LLNW	0.4%	0.4%	0.0%	1.89	1.88
NeuLion, Inc.	TSX:NLN	7.2%	6.7%	5.5%	1.79	1.67
Qumu Corporation	QUMU	0.4%	0.4%	0.0%	0.54	0.53
Sonic Foundry, Inc.	SOFO	12.1%	10.8%	60.5%	0.10	0.10
Glowpoint, Inc.	GLOW	31.5%	23.9%	4.2%	0.61	0.47
Broadview Networks Holdings, Inc.	BVWN	1002.1%	90.9%	0.0%	0.72	0.06
Optical		102.3%	50.6%	0.0%	0.97	0.48
	High	*1002.1%*	*90.9%*	*60.5%*	*1.89*	*1.88*
	Mean	*144.5%*	*23.0%*	*8.8%*	*1.04*	*0.86*
	Median	*9.6%*	*8.7%*	*0.0%*	*0.84*	*0.51*
	Low	*0.3%*	*0.3%*	*0.0%*	*0.10*	*0.06*

(1) Monthly price data utilized.

Sources of information: S&P Capital IQ.

APPENDIX – SELECTED COMPANIES ANALYSIS

Capital Structure Overview (as of Dec 6, 2016)

($ in thousands, except per security)

	Market Value			Net Debt & Debt						EV & TIC		Debt & Cash	Debt &	MRQ
Company	Diluted Shares	Stock Price	Market Value	Cash & Mrkt. Securities	Debt	Non Controlling Interest	Preferred Stock	Total Debt	Net Debt	Enterprise Value	TIC Value	Free WC / Revenue	Pref. Stk. to TIC	Debt to EBITDA
Brightcove Inc.	34,675	$ 7.90	$ 273,929	$ 35,192	$ 855	$ -	$ -	$ 855	$ (34,337)	$ 239,592	$ 274,784	-16.5%	0.3%	0.5x
Limelight Networks, Inc.	105,504	$ 2.23	235,274	74,400	-	-	-	-	(74,400)	160,874	235,274	-7.1%	0.0%	nm
NeuLion, Inc.	280,603	$ 0.71	200,592	69,559	-	-	-	-	(69,559)	131,033	200,592	-36.5%	0.0%	nm
Qumu Corporation	9,229	$ 2.68	24,734	4,641	626	-	-	626	(4,015)	20,719	25,360	-19.0%	2.5%	na
Sonic Foundry, Inc.	4,412	$ 4.95	21,837	2,329	5,138	-	-	5,138	2,809	24,646	26,975	0.7%	19.0%	na
Glowpoint, Inc.	35,855	$ 0.27	9,839	1,343	10,642	-	100	10,742	9,399	19,238	20,581	3.2%	52.2%	190.0
Broadview Networks Holdings, Inc.	10,000	$ 1.30	13,000	24,426	161,908	-	-	161,908	137,482	150,482	174,908	-2.9%	92.6%	3.8
		High	*$ 273,929*	*$ 74,400*	*$ 161,908*	*$ -*	*$ 100*	*$ 161,908*	*$ 137,482*	*$ 239,592*	*$ 274,784*	*3.2%*	*92.6%*	*190.0x*
		Mean	*111,315*	*30,270*	*25,596*	*-*	*14*	*25,610*	*(4,660)*	*106,655*	*136,925*	*-11.2%*	*23.8%*	*64.8*
		Median	*24,734*	*24,426*	*855*	*-*	*-*	*855*	*(4,015)*	*131,033*	*174,908*	*-7.1%*	*2.5%*	*3.8*
		Low	*9,839*	*1,343*	*-*	*-*	*-*	*-*	*(74,400)*	*19,238*	*20,581*	*-36.5%*	*0.0%*	*0.5*
Optical	23,837	$ 0.19	$ 4,529	$ 477	$ 4,645	$ 3,900	$ -	$ 8,545	$ 8,068	$ 12,598	$ 13,074	-10.3%	35.5%	21.4x

Diluted shares include outstanding shares plus all vested ITM options, warrants & convertible debt.
May exclude special items, such as extraordinary and non-recurring expenses.
No selected company used in this analysis is identical or directly comparable to Optical.

Sources of information: SEC filings, S&P Capital IQ, and Optical financial statements, Optical management projections, and Optical management for Optical adjustments.

APPENDIX – SELECTED COMPANIES ANALYSIS

Growth Overview (as of Dec 6, 2016)

	LFY	LTM	Revenue						EBITDA					
Company	Period	Period	LFY-1	LFY	LTM	CFY E	NFY E	NFY+1 E	LFY-1	LFY	LTM	CFY E	NFY E	NFY+1 E
Brightcove Inc.	31-Dec-15	30-Sep-16	13.8%	7.8%	9.0%	11.7%	9.8%	na	na	na	20.8%	397.2%	47.6%	na
Limelight Networks, Inc.	31-Dec-15	30-Sep-16	-6.4%	5.3%	-2.2%	-1.5%	6.6%	6.0%	na	na	na	na	16.4%	21.3%
NeuLion, Inc.	31-Dec-15	30-Sep-16	17.9%	69.4%	8.5%	7.4%	4.8%	13.3%	229.8%	-13.3%	94.9%	181.2%	7.2%	39.9%
Qumu Corporation	31-Dec-15	30-Sep-16	49.5%	29.9%	-5.7%	-6.0%	17.5%	na	na	na	na	na	na	na
Sonic Foundry, Inc.	30-Sep-15	30-Jun-16	29.1%	1.8%	3.1%	na	na	na	-191.8%	na	na	na	na	na
Glowpoint, Inc.	31-Dec-15	30-Sep-16	-3.9%	-20.6%	-19.2%	na	na	na	21.9%	-63.9%	-95.3%	na	na	na
Broadview Networks Holdings, Inc.	31-Dec-15	30-Sep-16	-4.7%	-3.1%	-0.5%	na	na	na	-15.1%	-4.0%	25.8%	na	na	na
		High	*49.5%*	*69.4%*	*9.0%*	*11.7%*	*17.5%*	*13.3%*	*229.8%*	*-4.0%*	*94.9%*	*397.2%*	*47.6%*	*39.9%*
		Mean	*13.6%*	*12.9%*	*-1.0%*	*2.9%*	*9.7%*	*9.6%*	*11.2%*	*-27.1%*	*11.5%*	*289.2%*	*23.7%*	*30.6%*
		Median	*13.8%*	*5.3%*	*-0.5%*	*2.9%*	*8.2%*	*9.6%*	*3.4%*	*-13.3%*	*23.3%*	*289.2%*	*16.4%*	*30.6%*
		Low	*-6.4%*	*-20.6%*	*-19.2%*	*-6.0%*	*4.8%*	*6.0%*	*-191.8%*	*-63.9%*	*-95.3%*	*181.2%*	*7.2%*	*21.3%*
Optical	30-Sep-15	30-Jun-16	-1.7%	-4.7%	-5.4%	-5.0%	-1.1%	-1.1%	na	-39.2%	-53.9%	-25.4%	171.1%	-12.6%

May exclude special items, such as extraordinary and non-recurring expenses.

Optical estimates from Optical management and not analyst estimates. Optical figures excludes impact of, or cashflows from, any potential sale, utilization, or monetization of Auction Video IP.

No selected company used in this analysis is identical or directly comparable to Optical.

Sources of information: SEC filings, S&P Capital IQ, and Optical financial statements, Optical management projections, and Optical management for Optical adjustments.

APPENDIX – SELECTED COMPANIES ANALYSIS

Margin Overview (as of Dec 6, 2016)

	LFY	LTM	Gross Margin				EBITDA						
Company	Period	Period	LFY-2	LFY-1	LFY	LTM	LFY-2	LFY-1	LFY	LTM	CFY E	NFY E	NFY+1 E
Brightcove Inc.	31-Dec-15	30-Sep-16	66.5%	65.0%	65.5%	64.4%	-1.7%	-3.1%	1.1%	1.2%	4.9%	6.6%	na
Limelight Networks, Inc.	31-Dec-15	30-Sep-16	48.8%	49.4%	50.4%	52.4%	-6.2%	-4.0%	-2.8%	5.1%	13.1%	14.3%	16.3%
NeuLion, Inc.	31-Dec-15	30-Sep-16	71.8%	75.0%	81.1%	81.9%	4.5%	12.6%	6.4%	11.5%	16.8%	17.2%	21.3%
Qumu Corporation	31-Dec-15	30-Sep-16	58.6%	45.4%	49.4%	57.1%	-103.6%	-102.1%	-73.8%	-36.1%	-23.8%	-2.6%	na
Sonic Foundry, Inc.	30-Sep-15	30-Jun-16	72.3%	71.3%	70.8%	72.7%	2.5%	-1.7%	-5.6%	-1.7%	na	na	na
Glowpoint, Inc.	31-Dec-15	30-Sep-16	45.5%	46.8%	45.9%	44.1%	8.1%	10.3%	4.7%	0.3%	na	na	na
Broadview Networks Holdings, Inc.	31-Dec-15	30-Sep-16	53.2%	53.6%	55.4%	57.0%	13.3%	11.8%	11.7%	14.8%	na	na	na
		High	*72.3%*	*75.0%*	*81.1%*	*81.9%*	*13.3%*	*12.6%*	*11.7%*	*14.8%*	*16.8%*	*17.2%*	*21.3%*
		Mean	*59.5%*	*58.1%*	*59.8%*	*61.4%*	*-11.9%*	*-10.9%*	*-8.3%*	*-0.7%*	*2.8%*	*8.9%*	*18.8%*
		Median	*58.6%*	*53.6%*	*55.4%*	*57.1%*	*2.5%*	*-1.7%*	*1.1%*	*1.2%*	*9.0%*	*10.4%*	*18.8%*
		Low	*45.5%*	*45.4%*	*45.9%*	*44.1%*	*-103.6%*	*-102.1%*	*-73.8%*	*-36.1%*	*-23.8%*	*-2.6%*	*16.3%*
Optical	30-Sep-15	30-Jun-16	70.8%	72.1%	72.4%	71.9%	-6.6%	4.6%	2.9%	1.4%	2.3%	6.3%	5.6%

May exclude special items, such as extraordinary and non-recurring expenses.
Optical estimates from Optical management and not analyst estimates. Optical figures excludes impact of, or cashflows from, any potential sale, utilization, or monetization of Auction Video IP.
No selected company used in this analysis is identical or directly comparable to Optical.

Sources of information: SEC filings, S&P Capital IQ, and Optical financial statements, Optical management projections, and Optical management for Optical adjustments.

APPENDIX – SELECTED COMPANIES ANALYSIS

Income Statement Overview (as of Dec 6, 2016)

($ in thousands)

Company	LFY Period	LTM Period	Revenue LFY-2	Revenue LFY-1	Revenue LFY	Revenue LTM	Revenue CFY E	Revenue NFY E	Revenue NFY+1 E	EBITDA LFY-2	EBITDA LFY-1	EBITDA LFY	EBITDA LTM	EBITDA CFY E	EBITDA NFY E	EBITDA NFY+1 E
Brightcove Inc.	31-Dec-15	30-Sep-16	$ 109,895	$ 125,017	$ 134,706	$ 146,777	$ 150,476	$ 165,225	na	$ (1,870)	$ (3,928)	$ 1,488	$ 1,797	$ 7,398	$ 10,917	na
Limelight Networks, Inc.	31-Dec-15	30-Sep-16	173,433	162,259	170,912	167,195	168,296	179,476	190,182	(10,731)	(6,516)	(4,817)	8,556	22,000	25,614	31,071
NeuLion, Inc.	31-Dec-15	30-Sep-16	47,107	55,520	94,043	102,045	101,007	105,808	119,849	2,115	6,975	6,044	11,779	16,994	18,222	25,498
Qumu Corporation	31-Dec-15	30-Sep-16	17,736	26,521	34,454	32,480	32,391	38,067	na	(18,378)	(27,082)	(25,419)	(11,715)	(7,708)	(1,000)	na
Sonic Foundry, Inc.	30-Sep-15	30-Jun-16	27,756	35,830	36,459	37,574	na	na	na	682	(626)	(2,027)	(646)	na	na	na
Glowpoint, Inc.	31-Dec-15	30-Sep-16	33,454	32,156	25,541	20,640	na	na	na	2,711	3,305	1,192	56	na	na	na
Broadview Networks Holdings, Inc.	31-Dec-15	30-Sep-16	315,363	300,469	291,109	289,766	na	na	na	41,929	35,605	34,194	43,005	na	na	na
		High	*$ 315,363*	*$ 300,469*	*$ 291,109*	*$ 289,766*	*$ 168,296*	*$ 179,476*	*$ 190,182*	*$ 41,929*	*$ 35,605*	*$ 34,194*	*$ 43,005*	*$ 22,000*	*$ 25,614*	*$ 31,071*
		Mean	*103,535*	*105,396*	*112,461*	*113,782*	*113,042*	*122,144*	*155,015*	*2,351*	*1,105*	*1,522*	*7,547*	*9,671*	*13,438*	*28,284*
		Median	*47,107*	*55,520*	*94,043*	*102,045*	*125,742*	*135,517*	*155,015*	*682*	*(626)*	*1,192*	*1,797*	*12,196*	*14,570*	*28,284*
		Low	*17,736*	*26,521*	*25,541*	*20,640*	*32,391*	*38,067*	*119,849*	*(18,378)*	*(27,082)*	*(25,419)*	*(11,715)*	*(7,708)*	*(1,000)*	*25,498*
Optical	30-Sep-15	30-Jun-16	$ 17,218	$ 16,933	$ 16,143	$ 15,268	$ 15,341	$ 15,165	$ 15,005	$ (1,144)	$ 776	$ 472	$ 217	$ 352	$ 954	$ 833

May exclude special items, such as extraordinary and non-recurring expenses.

Optical estimates from Optical management and not analyst estimates. Optical figures excludes impact of, or cashflows from, any potential sale, utilization, or monetization of Auction Video IP.

No selected company used in this analysis is identical or directly comparable to Optical.

Sources of information: SEC filings, S&P Capital IQ, and Optical financial statements, Optical management projections, and Optical management for Optical adjustments.

Company Descriptions

BCOV	Brightcove Inc. provides cloud-based services for video. The company primarily offers Video Cloud, an online video platform that enables its customers to publish and distribute video to Internet-connected devices. Its Video Cloud platform offers various features and functionalities, such as uploading and encoding, content management, video player technology, multi-platform video experiences, live video streaming, distribution and syndication, social media, advertising and monetization, and analytics. The company also provides Zencoder, a cloud-based video encoding service with various features and functionalities, including file support, quality and control, platform and security, and account and integration; Once, a cloud-based ad insertion and video stitching service, which addresses the limitations of traditional online video ad insertion technology; and Gallery, a cloud-based service that enables customers to create and publish video portals. In addition, it offers Perform, a cloud-based service for creating and managing video player experiences; Video Marketing Suite, a suite of video technologies designed to address the needs of marketers to drive awareness, engagement, and conversion; and Lift, a solution to defeat ad blockers, optimize ad delivery, and deliver a TV-like viewing experience across connected platforms. Further, the company provides account management, professional services, support, and online and onsite training services. Brightcove Inc. offers its solutions to media companies, broadcasters, publishers, brands, and corporations, as well as governments, educational institutions, and non-profit organizations in North America, Europe, Japan, the Asia Pacific, and other regions. The company was formerly known as Video Marketplace, Inc. and changed its name to Brightcove Inc. in March 2005. Brightcove Inc. was founded in 2004 and is headquartered in Boston, Massachusetts.
LLNW	Limelight Networks, Inc. provides content delivery network services to deliver digital content over the Internet in the Americas, Europe, the Middle East, Africa, and the Asia Pacific. The company offers the Orchestrate Platform, a suite of integrated services, which include content delivery services, mobile delivery services, video content management services, performance services for Website and Web application acceleration and security, cloud storage services for various devices, and cloud-based content security services. It also offers professional services and other infrastructure services, such as transit and rack space services. The company serves traditional and emerging media companies operating in the television, music, radio, newspaper, magazine, movie, game, software, and social media industries, as well as enterprises, technology companies, and government entities conducting business online. Limelight Networks, Inc. was founded in 2001 and is headquartered in Tempe, Arizona.
TSX:NLN	NeuLion, Inc. provides enterprise digital video solutions in the United States and internationally. Its flagship solution, the NeuLion Digital Platform, is a proprietary cloud-based turnkey solution that enables the delivery and monetization of digital video content. The NeuLion Digital Platform provides content owners and rights holders with an end-to-end solution that enables them to ingest, encode, manage, deliver, monetize, and analyze the performance of their live and on-demand digital video content. The company also provides DivX solutions that include a set of downloadable tools, such as video converter, video compression-decompression, and player that allows consumers to download video software to play, create, and stream videos in various formats. It serves content owners and rights holders, such as professional and college sports, and TV Everywhere customers; consumer electronics manufacturers; and video integrators comprising enterprise software providers. NeuLion, Inc. was incorporated in 2000 and is headquartered in Plainview, New York.
QUMU	Qumu Corporation engages in enterprise video content management software business. The company's tools enable businesses to create, manage, secure, distribute, and measure the success of their videos. It offers enterprise video content management software products through the sale of software licenses and hardware, software on a server appliance, software-enabled devices, and a cloud-hosted software-as-a-service platform. The company also provides maintenance and support, professional, and other services. It markets its products to customers in North America, Europe, and Asia. The company was formerly known as Rimage Corporation and changed its name to Qumu Corporation in September 2013. Qumu Corporation was founded in 1978 and is headquartered in Minneapolis, Minnesota.

Sources of information: SEC filings and S&P Capital IQ.

Company Descriptions (Continued)

SOFO	Sonic Foundry, Inc. provides enterprise solutions and services for the Web communications market in the United States, Europe, the Middle East, Asia, and internationally. It offers Mediasite Video Platform, a system to deliver rich interactive video–live and on-demand–to various users on any screen; and Mediasite Video Cloud, which provides an option for video streaming, and storage and management for organizations of any size. The company also provides Mediasite Capture Solutions comprising My Mediasite that makes a snap for faculty, trainers, staff, and students to create videos, screencasts, and slideshows from their computer or mobile device; Mediasite RL Recorders for use in lecture halls, training rooms, board rooms, and auditoriums; Mediasite ML Recorders, a video producer with portable Mediasite recording solutions to capture and stream broadcast-quality video; and Mediasite Join, a real-time video that captures and preserves any video call or meeting. In addition, it offers Mediasite Events, which offers live and on-demand Webcasting for hybrid events and high-profile meetings; Mediasite Services, advanced integration, installation, and training services that enable organizations to maximize their return on video; and Mediasite Customer Assurance that provides software upgrades and updates, technical support assistance, hardware warranty extension, Mediasite Recorder replacement, and access to the Mediasite Customer Assurance Portal. The company markets its products to educational institutions, corporations, and government entities through reseller networks, direct sales, and partnerships with system integrators. Sonic Foundry, Inc. was founded in 1991 and is headquartered in Madison, Wisconsin.
GLOW	Glowpoint, Inc. provides managed services for video collaboration and network applications in the United States. Its video collaboration products and services include managed videoconferencing, a cloud-based and on premise service that offer scheduling, call launching, conference monitoring and support, and conference reports; JoinMyVideo, an on-demand video meeting room (VMR) service that allows users to join from Web browsers, desktops, mobile apps, and videoconferencing systems; Hybrid Videoconferencing that helps enterprises to migrate from managed videoconferencing to VMRs; Video Meeting Suites, which offer remote access to videoconferencing for everyday business meetings and events; and Webcasting that enable its customers to stream live video feeds to up to thousands of viewers through their browsers and mobile devices, as well as remote service management services, such as management and support, helpdesk, and remote and automated monitoring services. The company also provides network services, which offer secure traffic of video, data, and Internet. Its networking solutions comprise Cloud Connect Video, which provides the customer's office locations with a video network connection to the Glowpoint Cloud for video communications; Cloud Connect Converge that offers customized multiprotocol label switching solutions for customers who require a converged network; and Cloud Connect Cross Connect, which allows the customer to leverage their existing carrier for the extension of a Layer 2 private line to the company's data center. In addition, the company offers professional services, including onsite support, or dispatch, as well as configuration or customization of equipment or software on behalf of a customer; and resells video equipment. It serves Fortune 1000 companies, and small and medium enterprises in various industries through a direct sales force and indirect sales channels. Glowpoint, Inc. was founded in 1991 and is headquartered in Denver, Colorado.
BVWN	Broadview Networks Holdings, Inc. provides communications and information technology solutions to small and medium sized business, and enterprise customers in the United States. It offers cloud services, such as OfficeSuite phone, a cloud-based unified communications platform solution; OfficeSuite call center services; video conferencing and collaboration; hosted Microsoft Exchange; data backup and recovery; hosted dedicated and virtual servers; virtual private data centers; Internet protocol (IP) voice services; data center and collocation services; Internet policy management; firewall/network security; online fax services; and virtual private networks. The company also provides professional IT services comprising equipment consulting and sales; IT project outsourcing; network design and implementation; network integration; customer service management portal; and managed router services. In addition, it offers network access and other services, including dedicated and switched access, dedicated Internet access, Ethernet networking, multiprotocol label switching networking, IP integrated voice and data, and toll free services, as well as local, regional, and long distance services. It markets its products and services to professional services, health care, education, manufacturing, real estate, retail, automotive, non-profit groups, and other industries through its direct sales, channel partners, VARs/nationwide distributors/strategic partners, and Web channels. The company was founded in 1996 and is headquartered in Rye Brook, New York.

Sources of information: SEC filings and S&P Capital IQ.

APPENDIX – SELECTED TRANSACTIONS ANALYSIS

Transactions Overview

($ in thousands)

Date Annc.	Date Closed	Target	Acquirer	Target Description	Total Price Paid (TPP) [1]	Enterprise Value (EV) [2]	TTM Revenue	TTM EBITDA	TTM *EBITDA Margin*	EV Multiple of Revenue	EV Multiple of EBITDA
10-Sep-15	8-Dec-15	Premiere Global Services (NYSE:PGI)	Siris Capital Group, Siris Partners II L.P., Siris Partners II Parallel, L.P., Siris Partners II Parallel, L.P.; Siris Partners III, L.P.	Provides a collaboration platform that enable users to virtually meet via web, audio and video.	$ 658,090	$ 978,840	$ 566,170	$ 74,380	*13.1%*	1.73x	13.2x
16-Mar-15	1-Apr-15	SimpleSignal, Inc.	Vonage Holdings Corp (NYSE:VG)	Provides cloud based hosted unified communications and collaboration services to deliver voice, video and mobile communications for businesses.	24,900	24,900	16,600	na	*na*	1.50	na
21-Dec-11	31-Dec-11	Conference Plus, Inc.	Arkadin, Inc.	Provides web conferencing and online meetings; audio, video, industry specific and corporate conferencing services and web casting services.	40,300	40,300	42,330	(4,910)	*-11.6%*	0.95	na
10-Oct-11	10-Oct-11	Qumu, Inc.	Rimage Corporation	Develops Enterprise Video Solutions for fortune 500 companies that allow for video creation and distribution, including live webcasting, mobile video, video conferencing etc.	52,830	52,830	13,380	(3,690)	*-27.6%*	3.95	na
7-Jul-10	5-Aug-10	Wimba, Inc.	Blackboard, Inc.	Develops online tools and collaboration tools for educations including web conferencing, enterprise intstant messaging, vocal instruction.	46,800	57,500	14,400	na	*na*	3.99	na
				High	*$ 658,090*	*$ 978,840*	*$ 566,170*	*$ 74,380*	*13.1%*	*3.99x*	*13.2x*
				Mean	*164,584*	*230,874*	*130,576*	*21,927*	*-8.7%*	*2.42*	*13.2*
				Median	*46,800*	*52,830*	*16,600*	*(3,690)*	*-11.6%*	*1.73*	*13.2*
				Low	*24,900*	*24,900*	*13,380*	*(4,910)*	*-27.6%*	*0.95*	*13.2*

(1) Total price paid equals common equity value assuming 100% interest acquired.

(2) Enterprise value equals total price paid plus total debt, preferred stock, and minority interests, less cash.

No selected transaction or acquistion target used in this analysis is identical or directly comparable to the Transaction or Optical.

Sources of information: SEC Edgar Filings, Press Releases and S&P Capital IQ.